UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 28, 2005

iGATE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

1000 Commerce Drive Suite 500 Pittsburgh, PA	15275
(Address of Principal Executive Offices)	(Zip Code)

(412) 503-1131

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 28, 2005, the Compensation Committee of the Board of Directors of iGate Corporation (the “Company”) granted non-qualified stock options to purchase the Company’s common shares to certain of the Company’s outside directors (the “Optionees”), pursuant to the Company’s Amended and Restated Stock Incentive Plan (the “Plan”), as follows:

Director	Number of Stock Options
J. Gordon Garrett	15,000
Edward Yourdon	15,000
Michel Berty	15,000

The exercise price under the stock options is $4.11 per share, the closing per share of the Company’s common stock reported on the Nasdaq Stock Market on February 25, 2005. The stock options will vest and become exercisable in three equal installments over the next 3 years, beginning on February 28, 2006. The stock options are subject to the Plan, which was filed as an exhibit to the Company’s periodic report on Form 10-Q on November 16, 1998 and the Second Amendment was filed as an exhibit to the Company’s definitive proxy statement on Schedule 14A on December 30, 1998. The form of the non-qualified stock agreement is attached hereto as Exhibit 10.1, and contains all of the material terms and conditions of these stock options, other than the Optionee’s name. The Company intends to use such form of non-qualified stock option agreement from time to time in connection with future awards.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

10.1	Form of Non-Qualified Stock Option Agreement under the iGate Capital Corporation Amended and Restated Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

Date: March 4, 2005	/s/ MICHAEL ZUGAY
Michael Zugay
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

10.1	Form of Non-Qualified Stock Option Agreement under the iGate Capital Corporation Amended and Restated Stock Incentive Plan